UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 3, 2025
Elicio Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39990	11-3430072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

451 D Street, 5th Floor
Boston, Massachusetts 02210
(Address of principal executive offices, including zip code)
(857) 209-0050
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.01 par value per share	ELTX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On June 3, 2025, Elicio Therapeutics, Inc. (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”) pursuant to which the Company issued a Senior Secured Promissory Note due June 3, 2028 (the “Promissory Note”) in the principal amount of $10.0 million (the “Note Financing”). The purchaser of the Promissory Note is GKCC, LLC, an entity controlled by a member of the board of directors of the Company (the “Purchaser”). The Promissory Note was sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company received gross proceeds of $10.0 million from the sale of the Promissory Note, before deducting offering expenses. The Company intends to use the proceeds from the Note Financing for working capital and general corporate purposes.

The Promissory Note will be a senior, secured obligation of the Company and its subsidiaries, and interest will accrue and be payable in cash on the principal amount at the rate of the sum of the Prime Rate (as defined in the Promissory Note) plus 5.00%, provided that the maximum interest rate shall not exceed 12.5% per annum, with an initial interest payment date of July 1, 2026. The Promissory Note will mature on June 3, 2028, or such earlier date as the Promissory Note is required or permitted to be repaid in accordance with the terms of the Promissory Note. The Promissory Note is secured by a (i) first priority lien on substantially all assets of the Company and its subsidiaries, pursuant to the Security Agreement (as defined below) and (ii) first priority lien on intellectual property of the Company, as further described in and pursuant to the IP Security Agreement (as defined below).

The Promissory Note contains customary terms and covenants and customary events of default (an “Event of Default”). Upon the occurrence of any Event of Default, at the Purchaser’s election, the outstanding principal amount of the Promissory Note, plus accrued but unpaid interest, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, shall become immediately due and payable. After the occurrence of any Event of Default that results in the eventual acceleration of the Promissory Note, the interest rate on the Promissory Note shall accrue at an interest rate equal to 18% per annum (with a credit for any “unused” guaranteed interest).

The Note Purchase Agreement contains certain affirmative and negative covenants (including, without limitation, restrictions on the Company’s ability to incur indebtedness, permit liens, make dividends or certain debt payments or consummate certain affiliate transactions) and customary representations and warranties of the Company and the Purchaser, indemnification obligations of the parties, termination provisions, and other obligations and rights of the parties.

Additionally, in connection with the Note Financing, the Company issued to the Purchaser a warrant (the “Warrant”) to purchase an aggregate of 103,225 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Warrant has an exercise price of $7.75 per share, is immediately exercisable and expires five years from the date of issuance. The Purchaser will not have the right to exercise any portion of the Warrant if the Purchaser (together with its affiliates) would beneficially own in excess of 49.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant. The Warrant was sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

On June 3, 2025, in connection with the issuance of the Promissory Note, the Company also entered into a security agreement (the “Security Agreement”) and an intellectual property security agreement (the “IP Security Agreement”), each with the Purchaser, pursuant to which the Company granted the Purchaser a continuing security interest in certain collateral to secure the full and prompt payment, performance and observance of all present and future indebtedness, obligations, liabilities and agreements of any kind of the Company to the Purchaser arising under or in connection with the Promissory Note. On June 3, 2025, the Company’s subsidiaries (the “Guarantors”) also entered into a subsidiary guarantee (the “Subsidiary Guarantee”) with the Purchaser, pursuant to which the Guarantors have guaranteed to the Purchaser the prompt and complete payment and performance when due of the obligations under the Note Purchase Agreement.

The foregoing descriptions of the Promissory Note, the Warrant, the Note Purchase Agreement, the Security Agreement, the IP Security Agreement and the Subsidiary Guarantee are only summaries of the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the Promissory Note, the Warrant, the Note Purchase Agreement, the Security Agreement, the IP Security Agreement and the Subsidiary Guarantee, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Purchaser in the Note Purchase Agreement, the Promissory Note and Warrant were each sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the Warrant nor the Common Stock issuable on exercise thereof, have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Promissory Notes, Warrants, shares of Common Stock or other securities of the Company.

Item 7.01. Regulation FD.

On June 4, 2025, the Company issued a press release related to the Note Financing. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Senior Secured Promissory Note due June 3, 2028.
4.2	Form of Warrant.
10.1	Note Purchase Agreement, dated June 3, 2025, by and between the Company and GKCC, LLC
10.2	Security Agreement, dated June 3, 2025, by and between the Company and GKCC, LLC*
10.3	IP Security Agreement, dated June 3, 2025, by and between the Company and GKCC, LLC*
10.4	Subsidiary Guarantee, dated June 3, 2025, among Elicio Operating Company, Inc., Elicio Securities Corp. and GKCC, LLC*
99.1	Press Release dated June 4, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elicio Therapeutics, Inc.

	By:	/s/ ROBERT CONNELLY
Date: June 4, 2025		Robert Connelly President and Chief Executive Officer (Principal Executive Officer)